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                                                                     EXHIBIT 5.1


                               February 16, 2001


Digital Impact, Inc.
177 Bovet Road, Suite 200
San Mateo, California  94402

        RE:    REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

        We have examined the Registration Statement on Form S-3 filed by you with the Securities and Exchange Commission on February 5, 2001, together with the amendment thereto on Form S-3/A to be filed by you or about the date hereof (together the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of a total of up to 968,078 shares of your common stock (the "Shares") listed on the cover page of the Registration Statement. Of the Shares: (i) 777,348 of the Shares (the "Existing Shares") are issued and outstanding and may be offered for sale for the benefit of the selling stockholders named in the Registration Statement and (ii) 190,730 of the Shares (the "New Shares") will be issued by you pursuant to the terms of and subject to the conditions set forth in the Note Conversion Agreement dated February 16, 2001 (the "Agreement") between you and the Holders (as defined therein) and, when issued, may be offered for sale for the benefit of the Holders (who are certain of the selling stockholders named in the Registration Statement). You have informed us that the Shares are to be sold from time to time in the over-the counter-market at prevailing prices or as otherwise described in the Registration Statement. As your legal counsel, we have examined the proceedings taken by you in connection with the sale of the Shares.

        It is our opinion that (i) the Existing Shares are legally and validly issued, fully paid and nonassessable and (ii) when issued pursuant to the terms of and subject to the conditions set forth in the Agreement and in exchange for the consideration set forth in the Agreement, the New Shares will be legally and validly issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever it appears in the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.


                                        Very truly yours,

                                        /s/ Wilson Sonsini Goodrich & Rosati
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                                        WILSON SONSINI GOODRICH & ROSATI
                                        Professional Corporation



                                        Wilson Sonsini Goodrich & Rosati
                                        Professional Corporation